UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  June 21, 2022

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ATRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, Jeffery Strickland, the Vice President and Chief Financial Officer, Secretary and Treasurer of Atrion Corporation (the “Company”) notified the Company that he intends to retire effective March 3, 2023 (the “Retirement Date”). Mr. Strickland joined the Company in 1983, has served in his current positions since 1997, and will continue serving in those positions on a full-time basis until the Retirement Date. The Company and Mr. Strickland have agreed that Mr. Strickland will continue receiving his annual base salary of $300,000 prorated through the Retirement Date and, subject to providing services on a full-time basis until the Retirement Date, will be entitled to receive, on the first business day after the Retirement Date, the following: (i) all accrued and unpaid vacation pay computed on the basis of his current base salary; (ii) an incentive bonus of $550,000; and (iii) the deferred installment of his incentive bonus for 2021 in the amount of $112,500. In addition, 134 restricted stock units previously granted to Mr. Strickland, together with dividend equivalents credited with respect to those restricted stock units, that were to vest on August 23, 2024 will be accelerated and vest on the Retirement Date if Mr. Strickland provides services on a full-time basis until the Retirement Date, and 466.5 restricted stock units previously granted to Mr. Strickland, together with dividend equivalents credited with respect to those restricted stock units, will vest on the Retirement Date in accordance with the terms thereof that provide, among other things, for accelerated vesting in the event of Mr. Strickland’s retirement.

The foregoing description of the agreement between the Company and Mr. Strickland respecting Mr. Strickland’s retirement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement between the Company and Mr. Strickland which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

	By:	/s/ David A. Battat
David A. Battat President and Chief Executive Officer
Date: June 27, 2022